                                                                   EXHIBIT 10.48

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                    ----------------------------------------


     THIS AGREEMENT is effective as of the 1st day of January, 1999 by and among

James A. Toopes, Jr., an individual resident of 264 Highland Avenue, Ridgewood, NJ 07450 (the "Executive"), Big V Holding Corp., a Delaware corporation ("Holding"), and Big V Supermarkets, Inc., a New York corporation (the "Company").

                                    RECITALS
                                    --------

     WHEREAS, the Company and Holding are parties to a Management Agreement under which Holding provides the services of senior management to the Company (the "Management Agreement");

     WHEREAS, the Executive has been performing services for the Company under the Management Agreement and wishes to continue performing such services as are set forth herein; and

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions under which the Executive shall be employed by Holding and upon which Holding shall compensate the Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, Holding, the Company and the Executive agree as follows:

                                  SECTION ONE
                                  -----------

                                   EMPLOYMENT
                                   ----------

     1.01 Office. Holding hereby employs, engages and hires the Executive, and the Executive agrees to serve Holding, as an executive-level employee of Holding for the term of employment specified in section 1.04 herein.

     1.02 Responsibilities. The Executive shall serve as Executive Vice President, Vice Chairman and Chief Financial Officer and Director of Holding and the Company, performing such duties as shall reasonably be required of a person holding such positions reporting only to the President, Chief Executive Officer and the Board of Directors of Holding (the "Board"). The Executive shall have such other powers and perform such other reasonable additional executive duties as may from time to time be assigned to him by the President, Chief Executive Officer or the Board.

     1.03 Full-Time Commitment. The Executive will serve Holding faithfully and to the best of his ability and will devote substantially all of his time, energy, experience, and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

     1.04 Term. The term of this Agreement (the "Term") shall be from the date hereof until the earlier of (a) the termination of the Executive's employment hereunder pursuant to Sections 3.01 or 3.04 hereof or (b) December 31, 2003, provided, however, that the Term shall be automatically renewed for an additional one-year period following December 31, 2003 and for additional one-year periods thereafter unless (i) either Holding or the Executive notifies the other of its or his desire not to renew the Term no later than December 31, 2002 or, with respect to a year in which the Term has been renewed, one year prior to the last day of such renewal year, or (ii) the Executive's employment is terminated pursuant to Sections 3.01 or 3.04, in which case the Term shall end as of the date of such termination, or (iii) the Executive's employment is terminated pursuant to Sections 3.02, 3.03 or 3.05, in which case the Term shall end on December 31, 2003 or, with respect to any renewal years, December 31 of the year in which such termination occurred.


                                  SECTION TWO
                                  -----------

                           COMPENSATION OF EXECUTIVE
                           -------------------------

     2.01 Base Salary. During the Term the Executive shall receive as a base salary $280,000 per annum (the "Base Salary"). The Base salary shall be paid in weekly installments in arrears and subject to withholding and other applicable taxes. The Base Salary shall be reviewed annually at the end of each calendar year beginning with calendar year 1999 by the Board and may be increased at that time if the Board determines, in its sole discretion, that the Base Salary warrants any increase.

     2.02 Bonuses. The Executive shall be entitled to receive accrued annual bonuses at the end of each calendar year in accordance with the Annual Incentive Bonus Plan attached hereto as Schedule I (the "Plan"). The Annual Incentive Bonus Plan initially provides for a $140,000 annual base bonus depending on the Company's meeting certain performance criteria set forth in the Plan, and subject to adjustment downward or upward for performance below or in excess of the criteria set forth in the Plan. The payment of the Executive's bonus shall be subject to withholding and other applicable taxes.

     2.03 Vacation. The Executive shall be entitled to take four weeks of paid vacation annually during the Term, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to Holding and the requirements of the Company.

     2.04 Expenses. Holding shall promptly pay or reimburse the Executive for all reasonable expenses incurred by him in connection with the performance of his duties and responsibilities hereunder, including, but not limited to, expenses paid or incurred for travel relating to the business of Holding or the Company. All requests for reimbursement of expenses referred to in this paragraph shall be accompanied by such underlying documents or other evidence as are reasonably required to support the deduction of such expenses in accordance with the rules established by Holding, which shall be consistent with the rules in effect at the Company for the Company's executive officers.

     2.05 Life Insurance. Subject to the Executive's reasonable insurability, Holding shall obtain and keep in full force and effect during the Term, at its own cost and expense, insurance covering the Executive's life in an amount equal to 200% of his Base Salary as of January 1st of each year during the Term, or such higher percentage as the Company may maintain from time to time with respect to its senior executives, payable to his estate or such other person or persons as he may from time to time direct. In addition to such insurance, Holding or the Company, in its discretion, and at its own cost and expense, may also obtain insurance for its own benefit covering the Executive's life in such amount as it considers advisable, and the Executive agrees to cooperate fully to enable Holding or the Company to obtain such insurance.

     2.06 Automobile. During the Term, Holding shall make available to the Executive a luxury class automobile in accordance with the Company's car policy for senior officers, together with all normal maintenance of such automobile including insurance, garage, repairs, etc. If Holding makes available to the Executive a leased automobile, the Executive shall have the right to purchase the same with his own funds at the end of the lease term at the purchase option exercise price.

     2.07 Relocation Loan. In connection with the commencement of the Executive's employment with the Company, the Executive has borrowed $300,000 (the "Loan") from the Company for the purpose of covering certain relocation-related expenses. The terms of such Loan are set forth in a promissory note issued by the Executive to the Employer. The principal amount of such Loan plus any interest accrued thereon, is due on December 31, 2003; provided, however,
(i) in the case where the Executive is terminated pursuant to Section 3.01 hereto or the Executive voluntarily terminates this Agreement pursuant to
Section 3.04 hereto prior to December 31, 2003, the Executive shall be required to repay, on the termination date, the principal amount due, plus any interest accrued thereon as of the date of such termination; and (ii) in the case where the Executive terminates his employment pursuant to Section 3.05(a) prior to December 31, 2003, but only in the case where the Company offers the Executive an alternative executive position having equivalent salary and benefits, the Executive shall be required to repay a pro rata portion of the principal, plus any interest accrued as of the date of such termination, based upon the ratio of the number of full months prior to December 31, 2003 that the Executive's employment is terminated to the total amount of months of the initial term of this Agreement. In the case where the Executive's employment continues past December 31, 2003 or is otherwise terminated pursuant to Sections 3.02, 3.03 or
3.05 (except in the case where the Executive is offered an alternative executive position with equal pay and benefits) prior to such date, the Executive shall be fully and finally released, without further action, from the obligation to repay any principal and interest due on such Loan.

     2.08 Other Benefits. The Executive shall be entitled to participate in all employment benefit plans now existing or hereafter established by Holding, which shall be consistent with such benefit plans or arrangements generally made available to senior executive officers of the Company.

                                 SECTION THREE
                                 -------------

                                  TERMINATION
                                  -----------

     3.01 Cause. The Executive may be terminated from his employment by Holding at any time for Cause without prior notice, and Holding shall, upon such termination, have no obligation to pay the compensation specified in section 2 herein except that Holding shall be obligated to pay the Base Salary specified in Section 2.01 herein through the date of such termination. For purposes of this Agreement, "Cause" shall mean a termination of employment of the Executive by Holding or any of its subsidiaries due to (a) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of Holding or the Company which results in, or which could be reasonably expected to result in, a material injury to Holding or the Company), (b) a felony conviction or guilty plea of the Executive, (c) willful misconduct as an employee of Holding or the Company which results in material injury to Holding or the Company or (d) the willful failure of the Executive to render services to Holding or the Company in accordance with his employment which failure amounts to a material neglect of his duties to Holding or the Company; as determined in each case in good faith by the Board. In the event of a termination for Cause pursuant to this Section 3.01, the Executive's right to receive compensation and other benefits I except for payments for services previously rendered, shall cease immediately upon such termination.

     3.02 Disability; Death. If the Executive shall fail to or be unable to perform the duties required hereunder because of any serious physical or other incapacity as determined by an independent medical doctor selected by the Board, and such failure or inability shall continue for a period of 180 consecutive days or longer during the Term, Holding shall have the right to terminate this Agreement. This Agreement shall terminate automatically upon the death of the Executive. In the event of termination due to death or disability pursuant to this Section 3.02, the Executive's right to receive compensation hereunder shall cease, except that (a) the Executive shall receive any life or disability insurance benefits (as applicable) and Holding shall pay to the Executive or his estate all bonus compensation earned or awarded hereunder to the date of termination; (b) in the event of termination due to disability and, subject to the Executive's reasonable insurability, during the Term the Executive shall continue to receive medical and health insurance benefits otherwise made available to other senior executives, except to the extent such coverage is available to the Executive from sources other than Holding or the Company; (c) in the event of termination due to disability, Holding shall continue to treat the Executive as an employee for federal tax purposes but only if and to the extent Holding is permitted to do so under applicable statutes, regulations and rulings and only for so long as Holding is required to pay the Executive Base Salary pursuant to the terms hereof and the Executive is not employed by any other person or entity and (d) in the event of termination due to disability, Holding shall continue to pay the Executive his Base Salary in accordance with

Section 2.01 hereof until the end of the Term, provided that any Base Salary payable pursuant to this Section 3.02 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment) and by any disability insurance benefits received by the Executive.

     3.03 Termination Without Cause. Holding shall have the right to terminate the employment of the Executive at any time without Cause ("Cause" shall be determined according to Section 3.01 herein). In such case, the Executive's right to receive compensation and other benefits hereunder, other than bonus compensation earned or awarded to the date of such termination, shall cease. Notwithstanding the foregoing, Holding shall continue to pay the Executive his Base Salary in accordance with Section 2.01 hereof until the earlier of two (2) years from the date of such termination or the end of the Term (the "Severance Term"); provided that any Base Salary payable pursuant to this Section 3.03 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment).

     3.04 Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time, for any reason or for no reason. In such case, the Executive's right to receive compensation and other benefits hereunder, other than Base Salary and bonus compensation earned or awarded, in each case to the date of such termination, shall cease.

     3.05 Termination for Good Reason. The Executive shall have the right to terminate his employment with Holding for "Good Reason" upon written notice to Holding, delivered to Holding promptly after the event or cause constituting "Good Reason." For purposes of this

Agreement, "Good Reason" shall mean (a) the failure to elect or appoint the Executive as Executive Vice President and Chief Financial Officer and to the Board of Directors of Holding or the Company or (b) the failure by Holding or the Company to pay any compensation or other amount due the Executive under this Agreement, which failure is not remedied within ten (10) business days after written notice thereof is delivered to Holding by the Executive. The Executive's termination for Good Reason hereunder shall be treated for purposes of this Agreement, and for purposes of the Shareholders' Agreement by and among Holding and the shareholders of Holding named therein, dated as of December 28, 1990 (the "Shareholders' Agreement"), and any, if applicable, stock option agreement, issued pursuant to a stock option plan of the Company, entered into by the Executive, as if the Executive were terminated without Cause by Holding pursuant to Section 3.03 hereof.

                                  SECTION FOUR
                                  ------------

                            COVENANT NOT TO COMPETE
                            -----------------------

     4.01 Non-Competition. So long as the Executive is employed by Holding and for a period of one (1) year from the date of the Executive's termination of employment hereunder or, if terminated pursuant to Sections 3.02, 3.03 and 3.05, until the earlier of the expiration of the Term, notwithstanding such termination, or the Severance Term, the Executive shall not, directly or indirectly, by or for himself or as the agent of another or through another as his agent (a) own any interest in (other than up to five percent of any publicly traded security), provide consulting or other services to or serve as an officer or director or engage in the management or operation of any entity that, directly or indirectly, owns, manages or operates, or participates in the operation of, any supermarket or other retail grocery store located within 20 miles of any supermarket owned or operated by the Company or any subsidiary of the Company, or (b) solicit for employment, employ or induce or advise any employee to leave the employ of Holding, the Company or any of its subsidiaries. Notwithstanding the foregoing, if the Executive is terminated pursuant to Sections 3.02, 3.03 or
3.05 hereof, after one year from the date of such termination the Executive may elect by written instrument in form and substance reasonably acceptable to Holding, to waive any and all rights to, and release Holding and the Company from any and all obligations to pay or provide, any Base Salary or benefits to which the Executive would otherwise be entitled pursuant to such Sections 3.02,
3.03 or 3.05. In such event, notwithstanding anything herein to the contrary, from and after ten (10) business days following the date on which an originally executed copy of such instrument is delivered to Holding, the Executive shall no longer be subject to the restrictions set forth in this Section 5.01 and neither Holding nor the Company shall be obligated to make any payments or provide any benefits or other compensation to the Executive.

     4.02 Restitution. In addition to all other remedies provided for hereunder, the Executive agrees that if he shall violate any of the provisions of this Section 5, Holding shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that the Executive may realize arising from or related to any such violation.

     4.03 Modification. The parties agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in this
Section 4 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of Holding, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines under applicable law that the provisions in this Section 4 pertaining to duration, scope and geographic area in relation to non-competition are too broad or otherwise unreasonable, that the consideration provided for hereunder is inadequate or that the Executive has been prevented unlawfully from earning a livelihood (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten, and such court is hereby requested and authorized by the parties hereto to revise the Restrictions, to include the maximum Restrictions as are valid and enforceable under applicable law.

                                  SECTION FIVE
                                  ------------

                            CONFIDENTIAL INFORMATION
                            ------------------------

     5.01 Proprietary Information. In the course of his service to Holding and the Company, the Executive shall have access to confidential and proprietary information, including, but not limited to strategic plans or data, financial statements, information concerning marketing data, customer research and data, information concerning sources of supply, pricing information and data, trade secrets or the business, operations or financial condition of Holding, the Company and its subsidiaries and affiliates and Wakefern Food Corporation. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all items enumerated in the preceding sentence whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Executive alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is in the public domain during the period of service by the Executive, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement, shall not be subject to the restrictions of Sections 5.01 through 5.03 herein.

     5.02 Fiduciary Obligations. The Executive acknowledges that Holding and the Company have expended, and will continue to expend, significant amounts of time, effort and money in the procurement of their Proprietary Information, that Holding and the Company have taken all reasonable steps in protecting the secrecy of the Proprietary Information, that said Proprietary Information is of critical importance to Holding and the Company and that a violation of this
Section 6 would seriously and irreparably impair and damage the business of both Holding and the Company, and the Executive agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of Holding and the Company.

     5.03 Non-Disclosure. The Executive shall not disclose, directly or indirectly (except as the Executive's duties in the regular and proper course of business of Holding or the Company may require and except as required by law), any Proprietary Information to any person other than Holding, the Company or authorized employees thereof at the time of such disclosure, or to such other persons to whom the Executive has been specifically instructed to make disclosure by the Board of Directors of Holding or the Company and in all such cases only to the extent required in the regular and proper course of business of Holding and the Company. At the termination of his employment, the Executive shall deliver to Holding all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

                                  SECTION SIX
                                  -----------

                                   REMEDIES
                                   --------

     6.01 Remedies. The Executive acknowledges that he has carefully read and considered the terms of this Agreement and knows them to be essential to induce Holding and the Company to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to Holding and the Company. Therefore, in the event of a breach of this Agreement, Holding and the Company shall be entitled to equitable relief against the Executive, including, without limitation, an injunction to restrain the Executive from such breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies.

                                 SECTION SEVEN
                                 -------------

                                 MISCELLANEOUS
                                 -------------

     7.01 Notice of Sale. If, during the term of Executive's employment hereunder, Holding, the Company or an Affiliate (as defined in the Shareholders' Agreement) of the Company to which this Agreement is assigned is sold to a third party (whether directly or indirectly, by sale of stock or assets, merger or otherwise), Holding shall endeavor to give Executive such advance notice therefor as is practicable in the circumstances, taking into account the need of the parties to the transaction to maintain confidentiality of their negotiations until public announcement thereof. In such event, Executive shall not disclose to any other person the pendency of such transaction until such public announcement is made.

     7.02 Indemnification. Holding and the Company shall indemnify Executive in the event that he is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Holding or the Company, its subsidiaries or Affiliates, in which capacity he is or was serving at the request of Holding or the Company, against expenses (including attorneys' fees which shall be advanced as incurred) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect.

     7.03 Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand or five days after being sent by first-class-certified mail, postage and fees prepaid, as follows (unless and until notice of another or different address shall be given):

(i)  If to Holding:           Big V Holding Corp.
                              c/o Thomas H. Lee Company
                              75 State Street
                              Boston, Massachusetts 02109
                              Attn: Chairman

     Copy to:                 Charles W. Robins, Esquire
                              Hutchins, Wheeler & Dittmar
                              A Professional Corporation
                              101 Federal Street
                              Boston, Massachusetts 02110

(ii)  If to the Executive:    To the address set forth below.

     7.04 Modification. This Agreement, together with the Stock Option Agreement, Promissory Note, Pledge Agreement and Shareholders' Agreement, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, terminating and superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     7.05 Assignment. This Agreement and all rights hereunder are personal to the Executive and may not be assigned by him. Notwithstanding anything else in this Agreement to the contrary, Holding and the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

     7.06 Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     7.07 Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     7.08 Taking Effect. The terms and conditions set forth in this Agreement shall take effect and be binding upon the parties as of the date first above written.

     7.09  Governing Law.   This Agreement shall be construed under and governed
by the laws of the State of New York.
                                      ****

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the day and year first above written.

                                         BIG V HOLDING CORP.

                                         By /s/  Mark S. Schwartz
                                            ----------------------
                                                       (signature)

                                         Mark S. Schwartz
                                         -------------------------
                                                      (print name)

                                         President & CEO
                                         -------------------------
                                                      (print title)
EXECUTIVE:  BIG V SUPERMARKETS, INC.

/s/  James A. Toopes, Jr.                By:/s/ Mark S. Schwartz
--------------------------                      ---------------------
James A. Toopes, Jr.                                      (signature)

                                         Mark S. Schwartz
                                         ------------------------------
                                                           (print name)

                                         President & CEO
                                         -------------------------------
                                                           (print title)

Executive's Home Address:

264 Highland Avenue
Ridgewood, NJ  07450

                                 SCHEDULE I TO
                 EMPLOYMENT AGREEMENT WITH JAMES A. TOOPES, JR.
                 ----------------------------------------------
                          ANNUAL INCENTIVE BONUS PLAN
                          ---------------------------

I.  ANNUAL INCENTIVE BONUS BASE AMOUNT AND SCALE

     The Annual Incentive Bonus base amount (the "Base Amount") for the Executive for each year shall equal 50% of his Base Salary for such year. For each year shown below, the Executive will earn all of the Base Amount upon the achievement by the Company of the "Plan Cash Flow" shown below for such year:

     YEAR                    PLAN CASH FLOW ($000)/1/
     ----                    --------------------

     1999
     2000                            *

     2001                            *

     2002                            *
     2003                            *
     Cumulative Plan Cash            *
     Flow for all Target
     Periods

     The achievement of the Plan Cash Flow target will result in the payment of an Annual Incentive Bonus equal to the Base Amount. The Bonus will be reduced by one eleventh (1/11) of the Base Amount for each one percent by which the Plan Cash Flow target exceeds the Company's actual Cash Flow for the applicable year; provided, however, that if less than 90% of the Plan Cash Flow target is achieved, no Bonus will be paid.

     In the event the Company's actual Cash Flow exceeds the Plan Cash Flow target for the applicable year, the Annual Incentive Bonus will be increased as follows: (i) by 0.2% of the Executive's Base Salary (as of the last day of the year) for each 0.1% by which the Company's actual Cash Flow exceeds the applicable Plan Cash Flow target but is less than 110% of the Plan Cash Flow target, (ii) by 0.3% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 110% of the applicable Plan Cash Flow target but is less than 120% of the Plan Cash Flow target, and
     (iii) by 0.4% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 120% of the applicable Plan Cash Flow target.

-----------
/1/ For the years ending 2000 through 2003 and including any extensions of this Agreement, the Plan Cash Flow targets shall be determined by the Executive Committee of Holding and approved by the Compensation Committee of the Board.

II.  "CASH FLOW" DEFINED
     -------------------

     For the purpose of this Agreement, "Cash Flow" shall mean the Company's consolidated income without reduction for non-cash compensation expense or deferred compensation expense, interest (except as indicated below), income taxes, depreciation or amortization but after deduction of: (i) all operating expenses (including up to $250,000 in management fees payable to Thomas H. Lee Company and J.S. Frelinghuysen & Co. pursuant to their respective Management Agreements with the Company) and (iii) other reserves required in connection with the operation of the Company's business in the ordinary course. The determination of Cash Flow shall not take into account any income or expense attributable to LIFO reserves, or gains or losses on sales of assets or other extraordinary gains or losses. Except as otherwise provided herein, Cash Flow shall be determined in accordance with generally accepted accounting principles consistently applied, all as reflected in the Company's most recently available consolidated audited financial statements for the immediately preceding fiscal year and as certified by the Chief Financial Officer of the Company. The Plan Cash Flow targets set forth above shall be adjusted in the manner and to the extent reasonably determined by the Company's Board of Directors in order to take into account (i) material changes in the Company's methods of accounting,
     (ii) the sale of substantial assets by the Company or (iii) the acquisition of ongoing business, whether by merger, consolidation or otherwise. Any such adjustment shall be made in good faith with the intent that, after taking into account the nature of the cause of the adjustment, the measure of the Company's performance established by the Plan Cash Flow targets before and after the adjustment will be as nearly equivalent as is reasonably possible.

III. ANNUAL BONUS PAYMENT, EARLY TERMINATION PAYMENT
     -----------------------------------------------

     The Annual Incentive Bonus shall be paid by Holding on April 30 of the year immediately following the year in which it was earned or within thirty (30) days of the date on which the Company receives its audited financial statements for such year, whichever occurs first. Such Bonus is not payable prior to such date unless the Company is sold or the Executive is terminated pursuant to Sections 3.02, 3.03 or 3.05 hereof. If any of the events occur, the Bonus will vest to the extent that the Bonus would otherwise be payable by measuring the Company's Cash Flow as of the date the material terms of such sale were established (the "Sale Date") against the Plan Cash Flow target pro rated to the Sale Date, taking into account seasonal factors as determined in good faith by the Company's Board of Directors; provided, however, that the amount of any resulting Bonus will also be pro rated to the Sale Date based on the number of days elapsed (up
     to and including the Sale Date).   If the Executive's employment terminates
     for any other reason, no portion of his Annual Incentive Bonus will be paid without authorization and approval of the Board of Directors of Holding. Annual Incentive Bonus Payments are not assignable or transferable except by beneficiary designations to take effect at death.

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     For the purpose of this Plan, a sale of the Company shall mean a sale of all or substantially all of the assets of the Company or the sale or other transfer of 50% or more of the common stock of the Company held by the Institutional Investors (as defined in the Shareholders' Agreement among Big V Holding Corp. and its shareholders dated as of December 28, 1990) to an unaffiliated third party or parties.

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